UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 27, 2010
Date of Report (Date of earliest event reported)

ANTIGENICS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

          On July 27, 2010, Antigenics Inc. announced positive results with AG-707, an investigational therapeutic vaccine being developed to treat herpes simplex virus-2 (HSV-2), the virus that causes genital herpes, in infected patients.  Developed by Antigenics, the vaccine triggers a cellular immune response, stimulating both CD4+ and CD8+ T cells. In this four-arm, phase 1 study, 35 HSV-2 seropositive patients received AG-707+QS-21 Stimulon® adjuvant (Antigenics proprietary saponin adjuvant), AG-707 alone, QS-21 alone, or placebo.  All patients who were evaluable for immune response and received AG-707 with QS-21 showed a statistically significant CD4+ T cell response (100%; 7/7) to HSV-2 antigens as detected by IFNγ Elispot, and the majority of those patients demonstrated a CD8+ T cell response (63%; 5/8).   This study is the first to demonstrate that heat shock proteins complexed to viral antigens induce an antigen-specific T cell response in humans.

          The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

99.1     Press Release dated July 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date:	July 27, 2010	By:	/s/ Shalini Sharp

Shalini Sharp
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 27, 2010